UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2016

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(Sae or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.RS. Employer Identification Number)

1010 Atlantic Avenue Alameda, California 94501
(Address of principal executive offices)

(510) 479-7635
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.      Submission of Matters To a Vote of Security Holders

We held an annual meeting of stockholders on December 21, 2016, for purposes of:

  Electing five directors, each to serve until our 2017 Annual Meeting of Stockholders; and
  Ratifying the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

All of the persons nominated to serve on our board of directors, namely Stephen Clarke, Thomas Murphy, Vincent DiVito, Mark Slade and Mark Stevenson, were elected to our board of directors, with shares voted as follows:

	Shares voted for	Shares withheld
Stephen Clarke	8,666,113	26,386
Thomas Murphy	8,540,442	152,057
Vincent DiVito	8,665,449	27,050
Mark Slade	8,665,449	27,050
Mark Stevenson	8,692,449	50

In addition, our shareholders ratified the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, with shares voted as follows:

Shares voted for	14,715,534
Shares against	15,821
Shares abstaining	156,553

There were 6,195,409 broker non-votes in the election of directors.

Item 8.01,      Other Information.

On December 23, 2016, we received a letter from the Nasdaq Stock Market LLC notifying us that, based upon the appointment of Mark Stevenson to our board of directors on December 21, 2016, we had regained compliance with the requirements for continued listing on The Nasdaq Capital Market set forth in Listing Rules 5605(b)(1) and 5605(c)(2), which require that a majority of our directors be independent and that we have an audit committee of at least three independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: December 28, 2016	/s/ Thomas Murphy
Thomas Murphy
Chief Financial Officer